SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 9, 2001

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.
(Exact name of co-registrant as specified in its charter)

Delaware                                                                                                             52-1722490
(State or other jurisdiction of                                                         (I.R.S. Employer Identification Number) incorporation or organization)

INDIANTOWN COGENERATION FUNDING CORPORATION
(Exact name of co-registrant as specified in its charter)

Delaware                                                                                                             52-1889595
(State or other jurisdiction of                                                         (I.R.S. Employer Identification Number)
incorporation or organization)

7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814-6161
(Registrants' address of principal executive offices)

(301)-280-6800
(Registrants' telephone number, including area code)

Cautionary Note Regarding Forward-Looking Statements

         When used in this report, words or phrases that are predictions of or indicate future events and trends are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Given such uncertainties, readers are cautioned not to place undue reliance on such statements. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement to reflect current or future events or circumstances.

Item 5. Other Events.

         Lodestar Bankruptcy

         Indiantown Cogeneration, L.P. (Partnership) has a coal purchase agreement (the “Coal Purchase Agreement”) with Lodestar Energy, Inc. (LEI) pursuant to which LEI supplies all of the coal for the Partnership’s 330 megawatt (net) pulverized coal-fired cogeneration facility located in Indiantown, Florida and disposes of ash produced at that facility. Power produced from the facility is sold to Florida Power and Light under a long-term power purchase agreement.

         As previously reported, on April 27, 2001, an order for relief was entered in the Involuntary Petition under Chapter 11 of the United States Bankruptcy Code with respect to LEI and its parent, Lodestar Holdings Inc. (LHI), in the U.S. Bankruptcy Court in Lexington, Kentucky. Since that time, LHI and LEI have been operating their business as “debtors in possession.”

         On October 3, 2001, LEI filed a motion with the Bankruptcy Court seeking to reject the Coal Purchase Agreement. A hearing on the motion is expected to be held on or about October 16, 2001. If LEI is successful and the Coal Purchase Agreement is rejected, the Partnership will be required to obtain coal on the spot market until a replacement supply contract is executed. Although the Partnership believes that adequate coal supplies are available, the Partnership may not be able to find alternative sources of coal on terms similar to those contained in the Coal Purchase Agreement or on other commercially acceptable terms. The Partnership has secured back-up ash disposal services for all of its ash pursuant to an agreement with Waste Management, Inc.

         With the goal of avoiding the rejection of the Coal Purchase Agreement, the Partnership is continuing to negotiate with LEI to modify the Coal Purchase Agreement in a manner that is not reasonably expected to have a material adverse effect currently or materially increase the likelihood of the occurrence of a future material adverse effect. The Partnership is also exploring alternative sources of coal supply in the event its negotiations with LEI are unsuccessful and LEI is permitted to reject the Coal Purchase Agreement, the Partnership could experience significant business interruption if it is unable to secure, within a reasonable period of time, an alternative source of coal supply. Even if the Partnership is able to enter into an alternative coal supply agreement on a commercially reasonably basis, resulting increased fuel costs could have a material adverse effect on the Partnership's financial condition.

         Other than with respect to developments that may have a material impact on the Partnership or its business operations, the Partnership is under no obligation nor does it intend to continuously provide updates of the LEI bankruptcy proceedings. However, copies of all pleadings filed with the Bankruptcy Court are available from the office of the clerk of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Indiantown Cogeneration, L.P.
                                         (Co-Registrant)

Date: October 9, 2001

                                         __________________________________
                                         John R. Cooper
                                         Vice President
                                         Chief Financial Officer)

                                         Indiantown Cogeneration Funding
                                         Corporation
                                         (Co-Registrant)

Date: October 9, 2001

                                         __________________________________
                                         John R. Cooper
                                         Vice President
                                         (Chief Financial Officer)